UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 6, 2006 (March 31, 2006)
Date of Report (Date of earliest event reported)
Gevity HR, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9000 Town Center Parkway
Bradenton, FL 34202
(Address of principal executive offices and zip code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     This Current Report on Form 8-K is being filed by Gevity HR, Inc. (the “Company”) to disclose that the Company’s Compensation Committee (the “Compensation Committee”) adopted, and Erik Vonk, Chairman and Chief Executive Officer, and Roy King, President and Chief Operating Officer, acknowledged and agreed to, their respective 2006 compensation plans. The compensation plans contain certain additional information with respect to the compensation policies previously described in the Company’s Current Report on Form 8-K dated February 27, 2006, which is incorporated herein by reference.
     The Compensation Committee determined that the Company’s earnings per share, client employee count and return on equity shall be the applicable performance measures for purposes of calculating Mr. Vonk’s short-term incentive award for 2006 performance. Mr. Vonk shall be entitled to receive a short-term incentive award of $650,000 if the Company meets the “threshold” performance levels, $877,500 if the Company meets the “target” performance levels and $1,000,000 if the Company meets the “superior” performance levels. In addition, the Compensation Committee determined that the applicable performance measures for purposes of calculating Mr. King’s short-term incentive award for 2006 performance shall be the Company’s earnings per share, client retention and new client employees. Mr. King shall be entitled to receive a short-term incentive award of $249,000 if the Company meets the “threshold” performance levels, $332,000 if the Company meets the “target” performance levels and $498,000 if the Company meets the “superior” performance levels. If the Company fails to meet the “threshold” amount for any performance measure, no short-term incentive award shall be paid for that performance measure.
     The Compensation Committee also determined that Mr. Vonk’s long-term incentive award shall be based upon two quantitative performance measures (the Company’s overall 2006 financial performance and achievement of organic revenue growth and the year over year increase in client employees) and two qualitative performance measures (the Company’s gross profit mix and its annual operating income per paid client employee). Mr. Vonk shall be entitled to receive options representing 98,113 shares if the “threshold” performance levels are satisfied, options representing 122,642 shares if the “target” performance levels are satisfied and options representing 147,170 shares if the “superior” performance levels are satisfied. If the Company or Mr. Vonk fails to meet the “threshold” amount for any performance measure, no long-term incentive award shall be paid for that performance measure.
     Finally, the Compensation Committee determined that Mr. King’s long-term incentive award shall be based upon the two quantitative performance measures described above for Mr. Vonk and three qualitative performance measures (new sales and service organization design and implementation, new shared service organization design and implementation and whether the Company’s sales force is at or above quota). Mr. King shall be entitled to receive options representing 35,236 shares if the “threshold” performance levels are satisfied, options representing 46,981 shares if the “target” performance levels are satisfied and options representing 70,472 shares if the “superior” performance levels are satisfied. If the Company or Mr. King fails to meet the “threshold” amount for any performance measure, no long-term incentive award shall be paid for that performance measure.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
         Date: April 6, 2006

GEVITY HR, INC.
By:	/s/ Edwin E. Hightower, Jr.
	Name:	Edwin E. Hightower, Jr.
	Title:	Vice President and General Counsel